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For further information, please contact:
Glenn L. Purple
Vice President-Finance
Tel: (860) 677-2603
E-mail: gpurple@edactechnologies.com
                                                     FOR IMMEDIATE RELEASE

                EDAC TECHNOLOGIES REPORTS FOURTH QUARTER RESULTS


FARMINGTON, Conn., April 2, 2003 - EDAC Technologies Corporation (OTC Bulletin
Board: EDAC.OB), a designer and manufacturer of tools, fixtures, jet engine components, injection molds and spindles, today reported results for the fourth quarter of 2002.

Fourth quarter 2002 net loss was $1,192,000 or a loss of $0.27 per diluted share versus net income of $1,338,000 or earnings of $0.28 per diluted share for the fourth quarter of 2001. Sales for the fourth quarter 2002 were $6,046,000 versus $10,549,000 for the fourth quarter 2001.

The fiscal year 2002 net loss was $13,407,000 or a loss of $3.04 per diluted share versus net income of $5,413,000 or earnings of $1.18 per diluted share for fiscal year 2001. Sales for 2002 were $25,850,000 versus $44,911,000 for 2001.

During 2002, the Company completed the initial impairment testing of the goodwill balance as of December 30, 2001 related to the acquisition of Apex Machine Tool in 1998. The test indicated that the goodwill related to such acquisition, was entirely impaired. The Company recorded an impairment charge of $10,381,000 as a cumulative effect of a change in accounting principle in the Company's first quarter of 2002 results.

Commenting on the 2002 net loss, Dominick A. Pagano, President and Chief Executive Officer, said, "The fourth quarter concluded one of the most difficult years in the Company's history. The significant downturn in the machine tool industry accompanied by a rapid decline in the commercial jet engine market led to customer schedule changes, shipping delays and reduced orders, and resulted in continued losses. This was further compounded by defaults on certain loan agreements."

"But, it was also a time when, having reassessed our position as a manufacturing company, we initiated our "get well" plan by consolidating our four operating divisions into one. This consolidation, which was completed in the first quarter of 2003, we believe, will allow us to reduce overhead, improve operating efficiencies and share resources more effectively. The consolidation together with the successful restructuring of our bank loans, we believe will allow us to be in a better position to compete and grow our business when the aerospace industry starts to rebound."


ABOUT EDAC TECHNOLOGIES CORPORATION
EDAC Technologies Corporation's Gros-Ite Industries primarily offers design and manufacturing services for the aerospace industry in such areas as jet engine parts, special tooling, equipment and gauges and components used in the manufacture, assembly and inspection of jet engines. Gros-Ite





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Spindle specializes in the design, manufacture and repair of precision spindles, which are an integral part of numerous machine tools found in virtually every manufacturing environment. Apex Machine Tool Company is a diversified manufacturing company specializing in high-precision fixtures, gauges, dies and molds.

Cautionary Statement Regarding Forward Looking Statements - This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company uses words such as "plans," seeks," "projects," "expects," "believes," "may," "anticipates," "estimates," "should," and similar expressions to identify these forward looking statements. These statements are subject to risks and uncertainties and are based upon the Company's beliefs and assumptions. There are a number of important factors that may affect the Company's actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the control of the Company and are difficult to predict. These important factors include, without limitation, factors which could affect demand for the Company's products and services such as general economic conditions and economic conditions in the aerospace industry and the other industries in which the Company competes; competition from the Company's competitors; and the Company's ability to enter into satisfactory financing arrangements. These and other factors are described in the Company's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's expectations and beliefs as of the date of this release. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation or intention to do so.


EDAC TECHNOLOGIES CORPORATION
FINANCIAL HIGHLIGHTS (UNAUDITED)

                                     For the three months ended      For the twelve months ended
                                    ----------------------------    ----------------------------
                                    December 28,    December 29,    December 28,    December 29,
                                        2002           2001             2002            2001
                                    ------------    ------------    ------------    ------------
Sales                               $  6,046,206    $ 10,549,187    $ 25,850,167    $ 44,910,983
Cost of sales                          6,193,091       8,217,638      24,850,653      36,418,480
                                    ------------    ------------    ------------    ------------
    Gross (loss) profit                 (146,885)      2,331,549         999,514       8,492,503

Selling, general and
  and administrative
  expenses                             1,051,076       1,022,426       3,961,473       4,783,690
                                    ------------    ------------    ------------    ------------
(Loss) income
   from operations                    (1,197,961)      1,309,123      (2,961,959)      3,708,813

Non-operating income
  (expense):
         Interest expense               (180,259)       (204,201)       (742,112)     (1,139,709)
         Other                             1,928          (1,763)         35,446          97,971
                                    ------------    ------------    ------------    ------------
                                        (178,331)       (205,964)       (706,666)     (1,041,738)
(Loss) income before income
  taxes, cumulative effect
  of change in accounting
  principle and extraordinary
  gain                                (1,376,292)      1,103,159      (3,668,625)      2,667,075

Benefit from (provision
  for) income taxes                      184,302        (234,872)        642,791         (76,454)
                                    ------------    ------------    ------------    ------------
(Loss) income before
  cumulative effect of change
  in accounting principle and
  extraordinary gain                  (1,191,990)      1,338,031      (3,025,834)      2,590,621

Cumulative effect of adoption
  of SFAS No. 142                              -               -     (10,381,077)              -
Extraordinary gain                             -               -               -       2,822,234
                                    ------------    ------------    ------------    ------------


Net (loss) income                   $ (1,191,990)   $  1,338,031    $(13,406,911)   $  5,412,855
                                    ============    ============    ============    ============

Basic per common share data:
 (Loss) income before
   cumulative effect of change in
   accounting principle
   and extraordinary gain           $      (0.27)   $       0.30    $      (0.69)   $       0.59
  Cumulative effect of change
   in accounting principle                     -               -           (2.35)              -
  Extraordinary gain                           -               -               -            0.66
                                    ------------    ------------    ------------    ------------
  Net (loss) income                 $      (0.27)   $       0.30    $      (3.04)   $       1.25
                                    ============    ============    ============    ============

Diluted per common share data:
 (Loss) income before
   cumulative effect of change in
   accounting principle
   and extraordinary item           $      (0.27)   $       0.28    $      (0.69)   $       0.55
  Cumulative effect of change
   in accounting principle                     -               -           (2.35)              -
  Extraordinary gain                           -               -               -            0.63
                                    ------------    ------------    ------------    ------------
  Net (loss) income                 $      (0.27)   $       0.28    $      (3.04)   $       1.18
                                    ============    ============    ============    ============

Weighted average shares:
            Basic                      4,416,038       4,346,038       4,408,538       4,334,969
            Diluted                    4,416,038       4,584,909       4,408,538       4,578,040

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